EXHIBIT 4.2

                                   LION, INC.

                             STOCK OPTION AGREEMENT

NEITHER THIS OPTION NOR THE UNDERLYING SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"). THIS OPTION OR THE UNDERLYING COMMON SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS:
(I) THERE IS AN EFFECTIVE REGISTRATION COVERING THE OPTION OR SHARES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT AND APPLICABLE STATES SECURITIES LAWS;
(II) THE COMPANY FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATES SECURITIES LAWS; OR, (III) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

BETWEEN:

                                                ("Optionee")


AND

LION, Inc.                                      ("Company")
a Washington corporation


1.0      RECITALS

         1.1 The Company has adopted the 1998 Stock Option Plan ("Plan"), incorporated herein by reference, that provides for the grant of options to purchase shares of Common Stock ("Shares") of the Company. Unless otherwise defined in this Agreement, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2.0      NOTICE OF GRANT

         2.1 Optionee has been granted an option to purchase Shares of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

         GRANT NUMBER:                      _________________________

         DATE OF GRANT:                     _________________________

         VESTING COMMENCEMENT DATE:         _________________________

         EXERCISE PRICE PER SHARE:          _________________________

         TOTAL NUMBER OF SHARES GRANTED:    _________________________

         TOTAL EXERCISE PRICE:              $________________________

         TYPE OF OPTION:                    ___  Incentive Stock Option

                                            ___  Nonqualified Stock Option

         EXPIRATION DATE:                   _________________________

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         VESTING SCHEDULE: This Option may be exercised, in whole or in part, in accordance with the following schedule: 25% of the Shares subject to the Option shall immediately vest and be exercisable after two (2) years following the date of grant, 50% of the Shares subject to the Option shall be fully vested and be exercisable after three (3) years following the date of grant, 75% of the Shares subject to the Option shall be fully vested and be exercisable after four (4) years following the date of grant, and 100% of the Shares subject to the Option shall be fully vested and be exercisable after five (5) years following the date of grant.

         TERMINATION PERIOD: This Option may be exercised for 30 days after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Expiration Date as provided above.

3.0      GRANT OF OPTION

         3.1 Subject to the terms and conditions of the Plan and of this Agreement, the Plan Administrators of the Company grant to the Optionee named above an option ("Option") to purchase the number of Shares, as set forth above in Section 2.0 entitled "Notice of Grant", at the exercise price per share set forth above in Notice of Grant ("Exercise Price"). Subject to any mutual amendments of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

         3.2 If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code
Section 422(d) it shall be treated as a Nonqualified Stock Option ("NQO").

4.0      EXERCISE OF OPTION

         4.1 RIGHT TO EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set forth above in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

         4.2 METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A ("Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised ("Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of the fully executed Exercise Notice accompanied by the aggregate Exercise Price.

5.0      COMPLIANCE WITH APPLICABLE LAW

         5.1 No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable state or federal law, including securities laws, corporate laws, the Code or any stock exchange or quotation system. If the Plan Administrators at

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any time  determine  that  registration  or  qualification  of the Shares or the
Option under state or federal law, or the consent approval of any governmental regulatory body is necessary or desirable, then the Option may not be exercised, in whole or in part, until such registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators. Assuming compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

         5.2 If required by the Company at the time of any exercise of the Option in order to comply with federal or state securities laws, as a condition to such exercise, the Employee shall enter into an agreement with the Company in form satisfactory to counsel for the Company by which the Employee: (i) shall represent that the Shares are being acquired for the Employee's own account for investment and not with a view to, or for sale in connection with, any resale or distribution of such Shares; and, (ii) shall agree that if the Employee should decide to sell, transfer, or otherwise dispose of any such Shares, the Employee may do so only if the Shares are registered under the Securities Act and the relevant state securities law, unless, in the opinion of counsel for the Company, such registration is not required, or the transfer is pursuant to the Securities and Exchange Commission Rule 144.

6.0      METHOD OF PAYMENT

         6.1 Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

         (a)      cash;

         (b)      certified or cashier's check;

         (c)      consideration   received  by  the  Company  under  a  cashless
exercise program implemented by the Company in connection with the Plan;

         (d) with the Plan Administrator's consent, surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

         (e) with the Plan Administrator's consent, delivery of Optionee's promissory note (the "Note") in the form approved by Plan Administrators, in the amount of the aggregate Exercise Price of the Exercised Shares and any associated withholding taxes incurred in connection with the exercise, together with the execution and delivery by the Optionee of a Security Agreement in the form approved by Plan Administrators. The Note shall bear interest at the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.

7.0      NON-TRANSFERABILITY OF OPTION

         7.1 This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

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8.0      TERM OF OPTION

         8.1 This Option may be exercised only within the term set forth above in the Notice of Grant, and may be exercised during that term only in accordance with the Plan and the terms of this Option Agreement.

9.0      TAX CONSEQUENCES

         Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

         9.1      EXERCISING THE OPTION.

         9.1.1 NONQUALIFIED STOCK OPTION. The Optionee may incur regular federal income tax liability upon exercise of a NQO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if these withholding amounts are not delivered at the time of exercise.

         9.1.2 INCENTIVE STOCK OPTION. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option on the date three (3) months and one (1) day following this change of status.

         9.2      DISPOSITION OF SHARES.

         9.2.1 NQO. If the Optionee holds NQO Shares for at least one year, except for that portion treated as compensation income at the time of exercise, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

         9.2.2 ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (i) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (ii) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

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         9.3      NOTICE OF  DISQUALIFYING  DISPOSITION  OF ISO  SHARES.  If the
Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of the disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

10.0     RESALE RESTRICTIONS

         10.1 Optionee acknowledges and agrees that Optionee, together with Optionee's affiliates and donees, will not sell or otherwise transfer or dispose of Shares of the Company issued upon exercise of this Option in an amount which shall exceed 250,000 Shares during any three-month period. Shares which are bona fide pledged, when sold by the pledgee, or by a purchaser, after a default in the obligation secured by the pledge shall be deemed to be excluded from this limitation.

         10.2 Optionee acknowledges and agrees that whatever period determined appropriate by the Company, underwriter, or federal and state regulatory officials including, but not limited to, the Securities and Exchange Commission, National Association of Securities Dealers and NASDAQ, following the effective date of a registration statement of the Company covering common stock (or other securities) of the Company to be sold on its behalf in an underwriting, Optionee will not sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) Shares of the Company held by Optionee at any time during such period except securities included in that registration.

         10.3 Optionee acknowledges and agrees that if for purposes of a registration statement of the Company the underwriter or federal or state regulatory officials fix a specific Common Stock or Option lockup period, such fixed lockup period shall apply to Optionee under this Agreement.

11.0     NO GUARANTEE OF CONTINUED SERVICE

         11.1 Optionee acknowledges and agrees that the vesting of shares pursuant to the vesting schedule set forth in this Agreement is earned only by continuing as a Service Provider at the will of the Company, and not through the act of being hired, being granted an option or purchasing shares under this Agreement. Optionee further acknowledges and agrees that this Agreement, the transactions contemplated and the vesting schedule set forth in it do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere with Optionee's right or the Company's right to terminate Optionee's relationship as a Service Provider at any time, with or without cause.

12.0     SIGNATURES

Dated                      , 20
      ---------------------    ---

LION, INC.


By:
      --------------------------------------------
      Authorized Representative

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Optionee  acknowledges  and represents that he or she has received a copy of the
Plan, has reviewed the Plan and this Agreement in their entirety, is familiar with its and fully understands its terms and provisions. Optionee accepts this Option subject to all the terms and provisions of the Plan and this Agreement. Optionee has had an opportunity to obtain the advice of counsel prior to executing this Agreement. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrators upon any questions arising under the Plan and Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated on the first page of this Agreement.

Dated:                          ,
       -------------------------

OPTIONEE:


--------------------------------
Signature


--------------------------------
Print Name

                                CONSENT OF SPOUSE

         The undersigned spouse of Optionee has read and approves the terms and conditions of the Plan and this Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Agreement, the undersigned agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Agreement.


--------------------------------
Spouse of Optionee

                                      -6-
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                                                                       EXHIBIT A

                                 1998 STOCK PLAN
                                 EXERCISE NOTICE

TO:      LION, INC.

Attention:        Corporate Secretary

         1.0 EXERCISE OF OPTION. Effective as of today, ________________, 20___, the undersigned ("Purchaser") hereby elects to purchase ______________ shares ("Shares") of the Common Stock of LION, Inc.("Company") pursuant to the 1998 Stock Option Plan ("Plan") and the Stock Option Agreement dated ________________,("Agreement"). Purchaser herewith delivers to the Company the full purchase price for the Shares of $_____________, as required by the Agreement.

         2.0 REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

         3.0 RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in the Plan.

         4.0 TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

Submitted by:                          Accepted by:

PURCHASER:                             LION, INC.

------------------------------------   -----------------------------------------
Signature                              By


------------------------------------   -----------------------------------------
Print Name                             Its

Address:                               Address:

------------------------------------   4700-42nd Ave. SW, Suite 430
                                       Seattle, Washington 98116
------------------------------------

------------------------------------
                                       Date Received:
                                                     ---------------------------

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